EXHIBIT 32

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Exhibit 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Dennis M. Terry, President and Chief Executive Officer and Darlene F. McDonald, Senior Vice President and Chief Financial Officer of First Clover Leaf Financial Corp. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-K for the year ended December 31, 2008 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company at and for the year ended December 31, 2008.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: March 16, 2009	/s/ Dennis M. Terry
Dennis M. Terry
President and Chief Executive Officer

Date: March 16, 2009	/s/ Darlene F. McDonald
Darlene F. McDonald
Senior Vice President and Chief Financial Officer